EXHIBIT 99.1

BK Technologies Names Scott Malmanger as Chief Financial Officer

WEST MELBOURNE, FL November 2, 2022 / BK Technologies Corporation (NYSE American: BKTI) (the “Company” or “BK”) today announced that it has named Scott Malmanger as Chief Financial Officer effective November 7, 2022.  Mr. Malmanger previously served as interim Chief Financial Officer beginning in July 2022.

John Suzuki, Chief Executive Officer of BK Technologies, commented, “In the short time that Scott has been with us, he has proven to be a knowledgeable and strategic addition to our financial organization and our senior leadership, and we’re delighted that he will now join us as a permanent member of the management team.  This is a dynamic time for our Company as we seek to increase marketplace recognition for our existing products as well as introduce new portable communications technology and SaaS services.  We believe Scott’s financial acumen and public company experience make him well-suited to the CFO role as BK continues on its path to growth.”

Kyle Cerminara, Chairman of the Board of Directors of BK Technologies and CEO of Fundamental Global, added, “We had a solid response in our search to fill the CFO position and saw many qualified candidates.  As we worked with Scott, it became evident that his professional skill set, demonstrated leadership, and broad experience with growth companies make him a good cultural fit for BK Technologies and we’re pleased to welcome him to the team.”

Mr. Malmanger brings expertise in strategic planning, M&A, SaaS models and financial reporting and analysis as well as public company reporting experience. He has successfully worked with companies in a variety of industries as they moved through periods of accelerated growth, most recently serving as Chief Financial Officer of OneroRX, a provider of telepharmacy services, from October 2019 to October 2021. From May 2017 to April 2019, Mr. Malmanger served as Chief Financial Officer of iCoreConnect, a provider of electronic medical record and encrypted email software, where he oversaw the successful recapitalization of the business. Mr. Malmanger also has experience in government contract acquisition and deployment. During his tenure as Chief Financial Officer and Vice President of Finance at American K-9 Detection Services from May 2010 to February 2015, he was responsible for the accounting, treasury and financial reporting functions and configured and implemented a Federal Acquisition Regulations compliant accounting system with SOX compliant internal control policies and procedures. He received his B.S. in Business and Accounting from Pillsbury College and his Master of Business Administration from Minnesota State University.  He holds a CPA from the Iowa Society of Certified Public Accountants and a CMA from the Institute of Management Accountants.

About BK Technologies

BK Technologies Corporation manufactures high-specification, American-made communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. BK Technologies SaaS business focuses on new, innovative public safety smartphone services that will make the first responders safer or more productive.   BK is honored to serve these heroes when every moment counts. The Company’s common stock trades on the NYSE American market under the symbol “BKTI”. Maintaining its headquarters and primary manufacturing facility in West Melbourne, Florida, BK can be contacted through its web site at www.bktechnologies.com or directly at 1-800-821-2900.

Forward-Looking Statements

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the Company’s operations, economic performance, and financial condition, including, but not limited to, statements regarding the Company’s long-term strategic plan, and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors and risks, some of which have been, and may further be, exacerbated by the COVID-19 pandemic and the ongoing war in Ukraine and related sanctions, include, among others, the following: changes or advances in technology; the success of our land mobile radio product line; disruption in the global supply chain creating delays, unavailability and adverse conditions; successful introduction of new products and technologies, including our ability to successfully develop and sell our anticipated new multiband product and other related products in the planned new BKR Series product line and our announced SaaS solutions; competition in the land mobile radio industry; general economic and business conditions, including federal, state and local government budget deficits and spending limitations, any impact from a prolonged shutdown of the U.S. Government, the ongoing effects of the COVID-19 pandemic and the ongoing war in Ukraine, including the impact of related sanctions being imposed by the U.S. Government and the governments of other countries, impact of potential reprisals as a consequence of the war in Ukraine and any related sanctions; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; risks associated with fixed-price contracts; heavy reliance on sales to agencies of the U.S. Government and our ability to comply with the requirements of contracts, laws and regulations related to such sales; allocations by government agencies among multiple approved suppliers under existing agreements; our ability to comply with U.S. tax laws and utilize deferred tax assets; our ability to attract and retain executive officers, skilled workers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and to consummate, acquisition, disposition or investment transactions, and risks incumbent to being a noncontrolling interest stockholder in a corporation; impact of the COVID-19 pandemic or the ongoing war in Ukraine on the companies in which the Company holds investments; impact of our capital allocation strategy; risks related to maintaining our brand and reputation; impact of government regulation; impact of rising health care costs; our business with manufacturers located in other countries, including changes in the U.S. Government and foreign governments’ trade and tariff policies, as well as any further impact resulting from the COVID-19 pandemic or the ongoing war in Ukraine; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results and stock price; acts of war or terrorism, natural disasters and other catastrophic events, such as the COVID-19 pandemic and the ongoing war in Ukraine; any infringement claims; data security breaches, cyber-attacks and other factors impacting our technology systems; availability of adequate insurance coverage; maintenance of our NYSE American listing; risks related to being a holding company; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statement.

Company Contact:

IMS Investor Relations

John Nesbett/Jennifer Belodeau

bktechnologies@imsinvestorrelations.com

(203) 972-9200

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